Exhibit 99.1

Bank of Granite	NEWS
——— C O R P O R A T I O N ———

November 9, 2007
FOR IMMEDIATE RELEASE
     GRANITE FALLS, NORTH CAROLINA— Bank of Granite Corporation (NASDAQ:GRAN) (the “Company”) announced that it will file with the Securities and Exchange Commission a Form 12b-25, indicating that it will not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which was due today. The reason for the delay in filing the quarterly report is the Company’s discovery of issues in its bank subsidiary’s loan portfolio that have caused it to reassess the amount of the provision for loan losses that should be recorded for the third quarter ended September 30, 2007. The Company made a preliminary release of financial results for the third quarter on October 16, 2007. Since that time, additional review and analysis of the loan portfolio of Bank of Granite has caused the Company to re-evaluate the appropriate amount of the loan loss provision to be recorded for the third quarter, due to the identification of additional loans that should be classified as impaired loans. The preliminary financial results previously released indicated a loan loss provision of $1,407,000, and net income of $4,073,000. The ongoing assessment of the loan portfolio and the loan loss provision leads the Company to believe that the provision recorded for the third quarter will be materially higher, and earnings for the quarter will be materially lower, than the amounts previously released. The amount of additional provision required cannot be estimated or determined until the Company has completed its ongoing review of its loan portfolio.
     The Company is also assessing internal control issues surrounding its lending and loan review functions. Certain changes in these controls are being implemented, and the Company is currently assessing its internal controls to determine whether a material weakness in such controls exists.
     The Company expects to report further on these issues when it finalizes its financial statements for the quarter ended September 30, 2007 and files its quarterly report on Form 10-Q for the quarter.
For further information, contact Kirby Tyndall, Chief Financial Officer at
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com
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P.O. Box 128	GRAN
Granite Falls, NC 28630	NASDAQ	www.bankofgranite.com
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Disclosures About Forward Looking Statements
     The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of our Company and our management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of our customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions. In particular, the forward looking statements about expected additions to our provision for loan losses will be affected by the results of our continuing review of our loan portfolio and the identification of impaired loans, which is difficult to quantify at present. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
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